UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2024

MODULAR MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41277	87-0620495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10740 Thornmint Road, San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 800-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	MODD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on October 2, 2023, the Board of Directors of Modular Medical, Inc. (the “Company”) approved the Modular Medical, Inc. Two-Part FDA Submission and Clearance Milestone Bonus Program (the “Bonus Program”) to motivate and incentivize the Company’s employees. Under the terms of the Bonus Program, certain of the Company’s employees, including the Company’s executive officers, would receive a bonus in the event that the Company achieved the following milestones for its initial insulin pump product (the “MODD-1”): (i) completion of all verification and validation testing by December 31, 2023 and 510(k) premarket submission to the U.S. Food and Drug Administration (the “FDA”) by January 31, 2024 (“Milestone 1”) and (ii) receipt of notification of FDA clearance of the MODD-1 (the “Notification”) by August 1, 2024 (“Milestone 2”). The following summary is qualified in its entirety by the provisions of the Bonus Program, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 5, 2023.

Under the Bonus Program, the Company granted options to purchase shares of the Company’s common stock to its executive officers (the “Executive Bonus Program Options”), as set forth in the table below.

Name	Position	Milestone 1 Options	Milestone 2 Options
James Besser	Chief Executive Officer	135,136	-
Paul DiPerna	Chairman, President, Chief Financial Officer and Treasurer	90,091	45,046
Kevin Schmid	Chief Operating Officer	37,538	18,769

The Executive Bonus Program Options were granted on October 2, 2023 (the “Grant Date”) under the Company’s Amended 2017 Equity Incentive Plan (the “2017 Plan”), had an exercise price of $1.11 per share (the closing price of the Company’s common stock on the Grant Date) and a term of 10 years. The Milestone 1 Options vested in full on January 19, 2024. Pursuant to the terms of the Bonus Program, the Milestone 2 Options were canceled on August 2, 2024, as the Company did not receive the Notification by August 1, 2024.

On August 22, 2024, the Company’s Board of Directors granted new options to certain executive officers, as set forth in the table below.

Name	Position	Options
Paul DiPerna	Chairman, President, Chief Financial Officer and Treasurer	58,560
Kevin Schmid	Chief Operating Officer	24,400

Such options were granted on August 22, 2024 (the “New Grant Date”) under the 2017 Plan, have an exercise price of $1.71 per share (the closing price of the Company’s common stock on the New Grant Date) and a term of 10 years. The options will vest as to all of the shares subject to the option if the Company receives the Notification on or before December 31, 2024. If the Company does not receive the Notification on or before that date, the options will not vest as to any of the shares and will terminate on January 1, 2025.

In addition, the Company’s Board of Directors approved new options for certain non-executive employees of the Company to purchase an aggregate of 256,338 shares of the Company’s common stock. Such options will vest as to all of the shares subject to the option if the Company receives the Notification on or before December 31, 2024. If the Company does not receive the Notification on or before that date, the options will not vest as to any of the shares and will terminate on January 1, 2025.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODULAR MEDICAL, INC.

Date: August 27, 2024	By:	/s/ James E. Besser
James E. Besser
Chief Executive Officer

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